EXHIBIT 21

                            ALLTEL Corporation
                      Subsidiaries of the Registrant

                                                                 State of
                                                               Incorporation
        NORTHEAST REGION:

        ALLTEL New York, Inc.                                    New York
        ALLTEL Ohio, Inc.                                        Ohio
        ALLTEL Pennsylvania, Inc.                                Pennsylvania
        Mountain State Telephone Company                         West Virginia
        The Western Reserve Telephone Company                    Ohio

        SOUTHERN REGION:

        ALLTEL Alabama, Inc.                                     Alabama
        ALLTEL Carolina, Inc.                                    North Carolina
        ALLTEL Florida, Inc.                                     Florida
        ALLTEL Georgia, Inc.                                     Georgia
        ALLTEL Georgia Communications Corp.                      Georgia
        ALLTEL Kentucky, Inc.                                    Kentucky
        ALLTEL Mississippi, Inc.                                 Mississippi
        ALLTEL South Carolina, Inc.                              South Carolina
        ALLTEL Tennessee, Inc.                                   Tennessee
        Georgia ALLTEL Communicon Co.                            Illinois
        Georgia ALLTELCOM Co.                                    Indiana
        Georgia ALLTEL Telecom Inc.                              Georgia

        SOUTHWEST REGION:

        ALLTEL Arkansas, Inc.                                    Arkansas
        ALLTEL Missouri, Inc.                                    Missouri
        ALLTEL Nevada, Inc.                                      Nevada
        ALLTEL Oklahoma, Inc.                                    Arkansas
        ALLTEL Oregon, Inc.                                      Oregon
        CP National Corporation                                  California
        Eastern Missouri Telephone Company                       Missouri
        Missouri Telephone Company                               Missouri
        Navajo Communications Co., Inc.                          New Mexico
        NCC Systems, Inc.                                        Texas
        Oklahoma ALLTEL, Inc.                                    Oklahoma
        SLT Communications, Inc.                                 Texas
        Sugar Land Telephone Company                             Texas
        SLT Cable TV, Inc.                                       Texas
        Texas ALLTEL, Inc.                                       Texas
        Tuolumne Telephone Company                               California





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
    EXHIBIT 21
    ALLTEL Corporation
    Subsidiaries of the Registrant, cont.

                                                                 State of
                                                              Incorporation
     OTHER COMPANIES:

     ALLTEL Communications Corporation                           Ohio
     ALLTEL Communications Group, Inc.                           Delaware
     ALLTEL Corporate Services, Inc.                             Delaware
     ALLTEL Distribution, Inc.                                   Delaware
     ALLTEL Holding, Inc.                                        Delaware
     ALLTEL Mobile Communications, Inc.                          Delaware
     ALLTEL Mobile Communications of Alabama, Inc.               Alabama
     ALLTEL Mobile Communications of Arkansas, Inc.              Arkansas
     ALLTEL Mobile Communications of the Carolinas, Inc.         North Carolina
     ALLTEL Mobile Communications of Florida, Inc.               Florida
     ALLTEL Mobile Communications of Georgia, Inc.               Georgia
     ALLTEL Mobile Communications of Mississippi, Inc.           Mississippi
     ALLTEL Mobile Communications of Missouri, Inc.              Missouri
     ALLTEL Mobile Communications of Nevada, Inc.                Nevada
     ALLTEL Mobile Communications of Northwest Arkansas, Inc.    Arkansas
     ALLTEL Mobile Communications of West Virginia, Inc.         West Virginia
     ALLTEL Publishing Corporation                               Ohio
     ALLTEL Publishing Listing Management Corporation            Pennsylvania
     ALLTEL Supply, Inc.                                         Ohio
     ALLTEL Telephone Services Corporation                       Ohio
     Alma Cellular II, Inc.                                      Georgia
     Brantley Cellular Company                                   Georgia
     Cellular Investments, Inc.                                  Georgia
     Cellular Phone of Aiken-Augusta, Inc.                       South Carolina
     Chattanooga-Northwest Georgia Cellular Radio, Inc.          Tennessee
     ITC Cellular Holdings, Inc.                                 Delaware
     Meridian Cellular, Inc.                                     Mississippi
     Missouri Telephone Cellular Systems, Inc.                   Missouri
     Pembroke Cellular Company II, Inc.                          Georgia
     Planters Cellular Co.                                       Georgia
     Southwest Missouri Cellular                                 Delaware
     Statesboro Cellular Company, Inc.                           Georgia
     Control Communications Industries, Inc.                     Delaware
     Dynalex, Inc.                                               California
     HWC Distribution Corp.                                      Delaware
     Houston Wire & Cable Company                                Texas
     Ocean Technology, Inc.                                      California
     OTI International, Inc.                                     California
     Sygnis, Inc.                                                Arkansas






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
    EXHIBIT 21
    ALLTEL Corporation Subsidiaries of the Registrant, cont.

                                                               State of
                                                             Incorporation
     OTHER COMPANIES (continued):

     SLT Communications Supply Company                           Texas
     SLT Communications Construction & Sales Co.                 Texas
     Worldwide Electrical Sales                                  Texas
     ALLTEL Financial Information Services, Inc.                 Arkansas
     ALLTEL Healthcare Information Services, Inc.                Delaware
     ALLTEL Healthcare Information Services, Limited             United Kingdom
     ALLTEL Information Services, Inc.                           Delaware
     ALLTEL Information International Services, Ltd.             Delaware
     ALLTEL Mortgage Information Services, Inc.                  Delaware
     ALLTEL Telecom Information Services, Inc.                   Delaware
     ALLTEL Wireless Information Services, Inc.                  Delaware
     Computer Power, Inc.                                        Florida
     CPI Datanet, Inc.                                           Delaware
     Horizon Financial Software Corporation                      Florida
     Medical Data Technology, Inc.                               New Jersey
     Systematics Commonwealth of Independent States of Russia    Russia
     Systematics Healthcare Services, Inc. - Europe              Delaware
     Systematics, Incorporated Limited                           United Kingdom
     Systematics International Limited                           Jamaica
     Systematics International Resource Management, Inc.         Delaware
     Systematics International Telecommunications Services, Inc. Delaware
     Systematics of California, Inc.                             California
     Systematics Processing Corporation                          Wisconsin
     Systematics Thailand Limited                                Thailand
     Systems Limited                                             Hong Kong




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